REPORT OF
INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Shareholders of
Marathon Value Portfolio
and
Board of Trustees of
Northern Lights Fund
Trust III

In planning and
performing our audit of
the financial statements of
Marathon Value Portfolio
the Fund a series of
Northern Lights Fund
Trust III, as of and for the
year ended October 31
2014 in accordance with
the standards of the Public
Company Accounting
Oversight Board United
States we considered the
Fund's internal control
over financial reporting
including controls over
safeguarding securities as
a basis for designing our
auditing procedures for
the purpose of expressing
our opinion on the
financial statements and to
comply with the
requirements of Form
NSAR but not for the
purpose of expressing an
opinion on the
effectiveness of the
Fund's internal control
over financial reporting.
Accordingly we express
no such opinion.

The management of the
Fund is responsible for
establishing and
maintaining effective
internal control over
financial reporting.  In
fulfilling this
responsibility estimates
and judgments by
management are required
to assess the expected
benefits and related costs
of controls.  A funds
internal control over
financial reporting is a
process designed to
provide reasonable
assurance regarding the
reliability of financial
reporting and the
preparation of financial
statements for external
purposes in accordance
with generally accepted
accounting principles
GAAP.  A funds internal
control over financial
reporting includes those
policies and procedures
that (1) pertain to the
maintenance of records
that, in reasonable detail
accurately and fairly
reflect the transactions and
dispositions of the assets
of the fund (2) provide
reasonable assurance that
transactions are recorded
as necessary to permit
preparation of financial
statements in accordance
with GAAP and that
receipts and expenditures
of the fund are being made
only in accordance with
authorizations of
management and trustees
of the fund and (3)
provide reasonable
assurance regarding
prevention or timely
detection of unauthorized
acquisition use or
disposition of a funds
assets that could have a
material effect on the
financial statements.

Because of its inherent
limitations internal control
over financial reporting
may not prevent or detect
misstatements.  Also
projections of any
evaluation of effectiveness
to future periods are
subject to the risk that
controls may become
inadequate because of
changes in conditions or
that the degree of
compliance with the
policies or procedures
may deteriorate.

A deficiency in internal
control over financial
reporting exists when the
design or operation of a
control does not allow
management or employees
in the normal course of
performing their assigned
functions to prevent or
detect misstatements on a
timely basis.  A material
weakness is a deficiency
or combination of
deficiencies in internal
control over financial
reporting such that there is
a reasonable possibility
that a material
misstatement of the Funds
annual or interim financial
statements will not be
prevented or detected on a
timely basis.

Our consideration of the
Funds internal control
over financial reporting
was for the limited
purpose described in the
first paragraph and would
not necessarily disclose all
deficiencies in internal
control that might be
material weaknesses under
standards established by
the Public Company
Accounting Oversight
Board (United States).
However, we noted no
deficiencies in the Funds
internal control over
financial reporting and its
operation, including
controls over safeguarding
securities that we consider
to be a material weakness
as defined above as of
October 31 2014.

This report is intended
solely for the information
and use of management
and the Board of Trustees
of the Fund and the
Securities and Exchange
Commission and is not
intended to be and should
not be used by anyone
other than these specified
parties.




COHEN FUND AUDIT
SERVICES LTD.
Cleveland Ohio
December 23 2014